Exhibit 10.6

WARRANTY BILL OF SALE of LABORATORY EQUIPMENT

BE IT KNOWN, that on November 25, 2016 that for good consideration and subject to the terms and conditions herein, and in payment of the sum of $80,000.00, the receipt and sufficiency of which is acknowledged, Q Therapeutics, Inc., (“Seller”) hereby sells and transfers to Majesco Acquisition II Corp., (“Buyer”) and its successors and assigned forever, the (“Property”) which is located at the site of Q Therapeutics, Inc. at 615 Arapeen Drive, Suite 102, Salt Lake City, Utah, 84108 (“Salt Lake City Facility”).

TERMS AND CONDITIONS

I.
Sale of Property: The Seller hereby sells to the Buyer the following-described Property, located at the site of Q Therapeutics, Inc. at 615 Arapeen Drive, Suite 102, Salt Lake City, Utah, 84108. Such property includes the tangible “Laboratory Equipment” as described in (Appendix A), as well as but not limited to the assignment of all warranties, claims, agreements, operating instructions, serial identification numbers, safety and handling notices, labels and warnings and service contracts for said property and furthermore to deliver all property safely, without damage and in functional working order. This bill of sale is intended to pass title to the Property from the Seller to the Buyer effective immediately following execution of this document and the transfer of funds.

II.
Payment. Buyer shall pay Seller the entire sum of $80,000.00 upon execution of this instrument. The sales price includes all appropriate federal, state and local taxes. Payment shall be made by wire transfer to “Q Therapeutics, Inc.”.

III.
Commitment to Transfer Laboratory Equipment. Seller shall sell, transfer and assign to Buyer, and Buyer shall acquire and accept all right, title, and possession to, the Property, which is located at Seller’s Q Therapeutics, Inc. Facility at 615 Arapeen Drive, Suite 102, Salt Lake City, Utah, 84108 as of the date of complete execution of this instrument.

IV.
Compliance with Laws. Buyer shall comply with, and cause its employees, contractors and agents to comply with, all applicable federal, state and local laws and regulations, orders, and ordinances and the like, relative to any use, maintenance, or transfer / transport of the Property including but not limited to, environmental, health and safety, and transportation laws and regulations.

V.
Inventory of Laboratory Equipment. Buyer and Seller agree that the list attached hereto as Appendix A shall comprise the inventory of all Laboratory Equipment sold to Buyer.

VI.
Seller’s Grant of Access. While Seller is occupying the Salt Lake Facility, Seller shall grant Buyer’s employees, contractors and agents, reasonable access to Seller’s Salt Lake City Facility to inspect, service or remove Laboratory Equipment. Buyer shall notify Seller at lease twenty-four (24) hours in advance of its need to access the Seller’s Salt Lake City Facility.

VII.
Health & Safety. Buyer acknowledges that it is familiar with the potential environmental, health and safety risks associated with the Laboratory Equipment and the Seller’s Salt Lake City Facility. Except as otherwise provided herein, Buyer shall be solely responsible for the health and safety of its employees, contractors, and agents during the performance of its transfer operations.

VIII.
Representations, Warranties & Indemnifications.

IX.
Seller warrants to Buyer that Seller has full authority to sell and transfer said Laboratory Equipment described in Appendix A, and that said property is sold free of all liens, encumbrances, liabilities, and adverse claims of every nature and description whatsoever.

X.
Seller warrants that it has title to the Laboratory Equipment described in Appendix A free of any claim or encumbrance by others.

XI.
Seller warrants that upon assignment of said property all warranties, claims, agreements, operating instructions, serial identification numbers, safety and handling notices, labels and warnings and service contracts will be delivered to the Buyer in a complete file.

XII.
The Seller and Buyer each represent and warrant that the individuals executing this instrument on behalf of their respective entities have been duly authorized to do so.

XIII.
Seller represents, warrants and indemnifies that all Laboratory Equipment in Appendix A is in working condition and capable of full operation. Seller has no knowledge of any hidden defects in and to the Laboratory Equipment, and believes to the best of the Seller's knowledge that the Equipment being sold is in good operating condition. If within 60 days following the execution of this sale, it is discovered by the Buyer that any piece of equipment is not in working condition or capable of full operation, then Seller agrees to a full refund of that specific piece of equipment according to the price listed in Appendix A.

XIV.
Seller represents that there are no known violations of federal, state or local laws, rules or regulations with respect to the property or its prior use by Seller and that there are no known prior, present or perceived future liabilities of said property.

XV.
Buyer represents that the Laboratory Equipment sold to Buyer is intended for use in lawful Research & Development operations.

XVI.
Entire Agreement. The language contained herein constitutes the entire agreement of the Parties with respect to the matters contained herein and may only be modified in writing.

XVII.
No Waiver. The failure of either Party to insist on strict performance of the terms hereunder shall not be deemed as a waiver of any rights or remedies that such Party may have for any subsequent breach, default, or non-performance and either Party’s right to insist on strict performance of this instrument. No waiver is valid unless set forth in writing signed by the waiving Party.

XVIII.
Governing Law. This instrument and the legal relations between the parties hereto shall be governed by and construed in accordance with the laws of the State of Utah.

XIX.
Successors and Assigns. This instrument shall be binding upon and inure to the benefit of the Parties and their successors and assigns.

IN WITNESS WHEREOF, this instrument has been executed as of the last date provided below.

Q Therapeutics, Inc.

By: ______________________________________

Printed Name: Steven J. Borst

Title: President and CEO

Date: November 25, 2016

Majesco Acquisition II Corp

By: ______________________________________

Printed Name: John Stetson

Title: President

Date: November 25, 2016

APPENDIX A “Laboratory Equipment”

Item	Price (each)	Quantity	Total
Animal Care Systems M.I.C.E rodent caging system 56-Cages	$745	1	$745
Animal Care Systems M.I.C.E rodent caging system 84-Cages	$1,000	1	$1,000
Beckman GS6R Centrifuge	$700	1	$700
Beckton Dickinson Analytical FACScan	$500	1	$500
Break Room Tables (5 square, 1 round)	$25	6	$150
Castle 55C biosign incubator steam	$92	1	$92
Corning hot plate/stirrer	$150	2	$300
DuPont RC 58 Refrigerated Sorvall Centrifuge	$3,000	1	$3,000
Fisher Scientific Dry Batch Incubator	$100	1	$100
Fisher Scientific Isotemp oven	$1,000	1	$1,000
Fisher Scientific Micro 17 Accuspin Centrifuge	$900	1	$900
Fisher Vortex Genie (X5)	$100	5	$500
Forma Scientific Biol Safety Cab Tissue Cult Hood Class 2A 4ft.	$100	1	$100
Forma Scientific Biol Safety Cab Tissue Cult Hood Class 2A 6ft.	$500	1	$500
Forma Scientific CO2 water jacket Incubators (X4)	$2,500	4	$10,000
Frigidaire Deli-Box Freezer	$300	1	$300
GeneMate Ho400 hybridization oven	$300	1	$300
Getinge Castle - Vacuum Steam Sterilizer 233 Autoclave, Steam Boiler, Loading Cart, Transfer Carriage	$10,000	1	$10,000
Glassware Storage Cabinets with Glassware	$300	1	$300
Hosizaka America Ice Machine	$2,000	1	$2,000
Iso temp 202 Fisher scientific water bath	$250	2	$500
Iso Temp 210 water bath	$250	2	$500
Jet Tech F-18 DP Dishwasher for Mouse Room	$1,500	1	$1,500
Lab Stools delux	$50	16	$800
Lab Utility Cart	$25	3	$75
Labnet C-1200 Mini Centrifuge	$150	2	$300
Leica DMLB Microscope with Olympus Camera	$12,500	1	$12,500
Microm Accu-Edge Cryostat Blade Holder, Universal	$500	1	$500

Microm HM 500 Cryostat	$4,000	1	$4,000
MJ Research Optican II PCR Analyzer	$1,000	1	$1,000
Molecular Devices SprectraMax M2 Micro Plate Reader	$4,500	1	$4,500
Nikon TMS microscope	$2,000	1	$2,000
Nuaire Biological Safety Cab 425.600 6ft tissue culture hood	$1,300	1	$1,300
Olympus BX41 fluorescent Microscope system	$10,000	1	$10,000
Olympus CKX41 fluorescent microscope system	$10,000	1	$10,000
PLAPON2X, 2x Plan Apochromatic Objective	$500	1	$500
PolyScience H20 water Bath	$100	1	$100
ProStar 363 Flourescent Detector w/ Galaxie CDS	$100	1	$100
Sorvall GSA Benchtop Centrifuge	$200	1	$200
Spectroline Model TL-312R Transilluminator	$500	1	$500
Thermo Electron Micromax Centrifuge w/ Rotor	$300	1	$300
Thermo Fisher SmartVue Temperature Monitoring System	$2,500	1	$2,500
Thermo Scientific Model 7456 Cyromed controlled rate freezer	$4,000	1	$4,000
Thermo Scientific Revco 45.8 cf Lab Refrigerator - Sliding Glass	$1,500	1	$1,500
Upright Freezer	$150	1	$150
Upright Freezer	$150	1	$150
Vacuum Pump	$400	1	$400
Various - DI Water filtration / distribution system, Vacuum system, Pipettors, Pipette puller, Pipette aids; Gel Boxes and power supplies, Computer network hubs, Firewall; iRicoh Network copy machine/printer, scanner; HP Network Printers; filing cabinets, all office and conference room tables/ desks/ chairs; shelving, equipment cabinetry	$0	Group inclusion	$0
VWR Orbital Shaker	$150	1	$150
Zeiss Axio vert 25 microscope	$2,500.00	1	$2,500